UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2021

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52545	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 5, 97 Pacific Highway, North Sydney NSW Australia	2060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +61 2 8624 6130

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2021, Mawson Infrastructure Group Inc. (the “Company” or “Mawson”) entered into an employment agreement (“Employment Agreement”) with Liam Daniel Wilson (“Mr Wilson”), the Company’s Chief Operating Officer. Pursuant to the Employment Agreement:

●	Mr. Wilson will be employed by the Company in the role of Chief Operating Officer;
●	The term of the Employment Agreement will commence August 16, 2021, and will continue until terminated in accordance with the termination provisions therein;
●	Mr. Wilson will be paid an annual base compensation which is the equivalent US amount of AUD$300,000 gross;
●	Mr. Wilson will be eligible to participate in the Company’s discretionary Short Term Incentive Program (“STIP”), with the calculation of any STIP bonus being in the full discretion of the Company;
●	Mr. Wilson will be eligible to receive equity or equity-based awards under the 2021 Equity Incentive Compensation Plan (the “LTIP”), currently under consideration by the Company, once finalized and approved;
●	Mr. Wilson will be eligible to participate in the Company’s other benefit plans, policies and programs generally provided to the Company’s employees in the U.S. to the extent he meets the applicable eligibility requirements;
●	the Company will pay or reimburse Mr. Wilson a total maximum monthly amount of up to $800 for Mr. Wilson’s medical care premium based on the medical care premium cost actually paid by Mr. Wilson;
●	Mr. Wilson will be entitled to twenty (20) business days of paid time off (“PTO”) each calendar year, pro-rated for partial years worked. Mr. Wilson will also be eligible to accrue paid sick leave as required by applicable sick leave laws;
●	Mr. Wilson shall be entitled to receive as severance six (6)) months of his annual base compensation if Mr. Wilson’s employment is terminated by the Company without Cause;
●	Mr. Wilson may resign from the Company at any time and agrees to provide prior written notice at least three (3) months in advance of the effective date of Mr. Wilson’s resignation from the Company;
●	Mr. Wilson’s employment will be governed by and construed in accordance with the laws of the State of Georgia, without regard to principles of conflicts of laws; and
●	Mr. Wilson is entitled to relocation benefits as per exhibit A of the Employment Agreement.

The description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of such document, which is filed as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Mawson Infrastructure Group Inc. and Liam Daniel Wilson
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this report that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 1, 2021, Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2021, and in other filings that Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: August 11, 2021	By:	/s/ James Manning
James Manning
Chief Executive Officer

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